                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT


         AMENDMENT TO ACCOUNTING SERVICES AGREEMENT dated as of this __ day of August, 2001, by and between Pacific Global Fund, Inc., a Maryland Corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), and Pacific Global Investor Services, Inc., a California Corporation ("PGIS").

                                   WITNESSETH:

         WHEREAS, the Corporation and PGIS have entered into an Accounting Services Service Agreement dated as of October 1, 1995, (the "Accounting Services Agreement"), under which the Corporation has engaged the services of PGIS to act as accounting services agent to maintain the accounting records relating to the business of each Portfolio o the Corporation and to perform certain daily functions as set forth in the Accounting Services Agreement; and

         WHEREAS, the Corporation and PGIS wish to describe the types of out-of-pocket expenses for which PGIS is entitled to reimbursement under the Accounting Services Agreement;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and in the Accounting Services Agreement, the parties hereto, intended to be legally bound, hereby agree to amend the Accounting Services Agreement as follows:

         1. Exhibit D of the Accounting Services Agreement is hereby amended by the deletion of the first full paragraph of that Exhibit D (which covers payment for pricing services and out-of-pocket expenses) and the addition of Exhibit A hereto, as it may be amended from time to time.

         2. This Amendment shall not change any other term or provision of the Accounting Services Agreement, and such other terms and provisions shall remain in full force and effect.

         3. Except as otherwise stated herein, capitalized terms used herein shall have the meaning set forth in the Accounting Services Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be herewith affirmed, as of the day and year first above written.

ATTEST:                             PACIFIC GLOBAL FUND INC.
                                    d/b/a PACIFIC ADVISORS FUND INC.



---------------------------------   --------------------------------------------



ATTEST:                             PACIFIC GLOBAL INVESTOR SERVICES, INC.



---------------------------------   --------------------------------------------

                                    EXHIBIT E

                             OUT-OF-POCKET EXPENSES

Each Portfolio of the Fund shall reimburse PGIS monthly for its share of applicable out-of-pocket expenses at cost or otherwise agreed upon rates, including, but not limited to the following items:

         -        Postage - direct pass through to the Fund
         - Telephone and telecommunication costs, including all lease, maintenance and line costs
         -        Shipping, Certified and Overnight mail and insurance
         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
         -        Disaster recovery services
         -        Duplicating services
         -        Courier services
         - Reasonably necessary overtime, as approved by a member of the Fund's Board
         - Reasonably necessary temporary staff, as approved by a member of the Fund's Board
         - Reasonably necessary travel, as approved by a member of the Fund's Board other than the traveling person
         - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
         -        Third party audit reviews
         -        Insurance
         -        Pricing services (or services used to determine NAV)
         -        Vendor pricing comparison
         -        Such other expenses as are agreed to by PGIS and the Fund

The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PGIS. In addition, the Fund will promptly reimburse PGIS for any other unscheduled expenses incurred by PGIS whenever the Fund and PGIS mutually agree that such expenses are not otherwise properly borne by PGIS as part of its duties and obligations under the Agreement. If an expense requiring Board approval is incurred, PGIS will report to the Fund's Board at its next meeting concerning the amount of the expense and the reason it was incurred.